FIRST BANK SYSTEM, INC.
                        EMPLOYEE STOCK PURCHASE PLAN 1984
                 (As Amended and Restated February 15, 1989 and
                     As Amended and Restated April 24, 1991
                    and reflecting further amendments through
                                August 15, 1996)


                             ARTICLE I. INTRODUCTION

                  Section 1.01 Purpose. The purpose of this 1984 Employee Stock Purchase Plan (amended and restated as of February 15, 1989) (the "Plan") is to provide employees of First Bank System, Inc., a Delaware corporation (the "Company"), and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, par value $1.25 per share, and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan shall constitute an amendment and restatement of the Company's existing 1984 Employee Stock Purchase Plan (as amended January 31, 1987) (the "Former Plan") and as such shall supersede and replace the Former Plan. No additional offers to purchase shares of the Company's Common Stock or any other rights or benefits shall be provided or granted under the Former Plan; provided, however, that the Former Plan shall deem to be outstanding to the extent necessary solely for the purpose of determining the terms and conditions of any such purchase offer or other rights previously granted under the Former Plan.

                  Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan"as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder, if approved by the Company's shareholders. Accordingly, the Plan will be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

                  Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

                  (a) "Acceleration Date" means the earlier of the date of shareholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                  (b) "Affiliate" means any parent or subsidiary corporation of the Company, as defined in Sections 425(e) and 425(f) of the Code, whether now or hereafter acquired or established.

                  (c) "Committee" means the committee appointed under Section 10.01.

                  (d) "Company" means First Bank System, Inc. a Delaware corporation, and its successors by merger or consolidation as contemplated by
Article XI herein.

                  (e) "Current Compensation" means all gross cash compensation (including wage, salary, incentive, bonus and overtime earnings) paid by the Company or an Affiliate to a Participant, but excluding all expense allowances or reimbursements, stock options and compensation or income payable in a form other than cash, but including amounts which would have constituted compensation but for a Participant's election to defer or reduce compensation pursuant to any deferred compensation, cafeteria, capital accumulation or any other similar plan provided by the Company.

                  (f) "Fair Market Value" as of a given date means such value of the Common Stock as reasonably determined by the committee but which is not less than the last sale price as reported by the New York Stock Exchange.

                  (g) "Participant" means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

                  (h) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Permanent Full-Time Employees may participate in the Plan.

                  (i) "Permanent Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, except an employee whose customary employment is less than 20 hours per week or any employee who has not been employed by the Company or its Affiliates for more than one (1) year.

                  (j) "Plan" means the First Bank System, Inc. 1984 Employee Stock Purchase Plan as amended and restated as of February 15, 1989), the provisions of which are set forth herein.

                  (k) "Purchase Period" means a period beginning on such business day as may be designated by the Committee prior thereto and ending on the earlier of such business day as may be designated by the Committee prior to the first business day of such Purchase Period or any Acceleration Date; provided, however, that in no event shall the Committee designate a Purchase Period which is less than six (6) months in duration.

                  (l) "Stock" means the Company's Common Stock, $1.25 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

                  (m) "Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

                  Section 2.01 Eligible Employees. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Permanent Full-Time Employee.

                  Section 2.02 Election to Participate. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

                  Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 425(d) of the Code, stock possessing 5% or more of the total combined voting power or value of all the then classes of the capital stock of the Company or of all Affiliates.

                  Section 2.04 Voluntary Participation. Participation in the Plan on the part of the Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                       ARTICLE III. PAYROLL DEDUCTIONS AND
                             STOCK PURCHASE ACCOUNT

                  Section 3.01 Deduction from Pay. The form described in Section
2.02 will permit a participant to elect payroll deductions of any whole dollar amount or whole percentage of Current Compensation for each pay period, subject to such limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, as provided in
Section 6.01.

                  Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

                  Section 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

                  Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

                  Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

                  Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 5,000 shares of Stock may be purchased under the Plan by any one Participant for a given Purchase Period and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for each calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan to exceed the number specified in
Section 10.03, however, each Participant shall be allocated a pro rata portion of the Stock to be sold.

                  Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be that price as announced by the Committee prior to the first business day of that Purchase Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first business day of that Purchase Period; provided, however, that in no event shall the purchase price for any Purchase Period be less than (a) 85% of the Fair Market Value of the Stock on the first business day of that Purchase Period or
(b) 85% of the Fair Market Value of the Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent, whichever is lower.

                          ARTICLE V. EXERCISE OF RIGHT

                  Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company (which elects to receive the entire credit balance in cash).

                  Section 5.02 Cash Distributions. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within 30 days after the end of that Purchase Period.

                  Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                        ARTICLE VI. WITHDRAWAL FROM PLAN

                  Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period.

                  Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Stock, unless Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in it sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Stock, unless Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such participant's Stock Account distributed in cash, in accordance with Section 5.02 or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

                  Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash, in accordance with Section 5.02; provided, however, that such Participant shall have no right to purchase Stock in the event that the last day of such a Purchase Period occurs more than three (3) months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participatory Affiliate by a Participant, participation in the Plan will cease on the date the Participant ceases to be a Permanent Full-Time Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Permanent Full-Time Employee.

                         ARTICLE VII. NONTRANSFERABILITY

                  Section 7.01 Nontransferable Right to Purchase. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in
Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

                  Section 7.02 Nontransferable Account. Except as provided in
Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amount will be null and void and without effect.

                        ARTICLE VIII. STOCK CERTIFICATES

                  Section 8.01 Delivery. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to or for the benefit of the Participant a certificate representing the Stock purchased on the last business day of such Purchase Period.

                  Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

                  Section 8.03 Completion of Purchase. A Participant will have no interest in the Stock purchased until a certificate representing the same is issued to or for the benefit of the Participant.

                  Section 8.04 Form of Ownership. The certificates representing Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

                   ARTICLE IX. EFFECTIVE DATE AND AMENDMENT OR
                               TERMINATION OF PLAN

                  Section 9.01 Effective Date. The Plan will become effective on February 15, 1989, but only if the Plan is approved by the Company's shareholders at their 1989 annual meeting.

                  Section 9.02 Powers of Board. The Board of Directors of the Company may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in Section 11.01, (b) permit the issuance of Stock before payment therefor in full, or (c) reduce the price per share at which the Stock may be purchased.

                  Section 9.03 Automatic Termination. No Purchase Period shall begin after May 1, 2001.

                            ARTICLE X. ADMINISTRATION

                  Section 10.01 Appointment of Committee. The Board of Directors of the Company shall appoint a Committee to administer the Plan consisting of two or more persons (who may, but need not be, directors of the Company or of a Participating Affiliate). The Board will determine the size of the Committee from time to time and will have the power to remove and replace members thereof.

                  Section 10.02. Powers of Committee. Subject to the provisions of the Plan, the Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

                  Section 10.03 Stock to be Sold. The Stock to be issued and sold under the Plan may be treasury stock or authorized but unissued Stock, or the Company may purchase Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed 4,600,000 shares.

                  Section 10.03. Notices. Notices to the Committee should be addressed as follows:

                  First Bank System, Inc.
                  1200 First Bank Place East
                  Minneapolis, Minnesota  55480
                  Attn:  Employee Stock Purchase Plan Committee


                       ARTICLE XI. ADJUSTMENT FOR CHANGES
                               IN STOCK OR COMPANY

                  Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid therefor.

                  Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                           ARTICLE XII. APPLICABLE LAW

                  Rights to purchase Stock granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

              ARTICLE XIII. PARTICIPATION OF NON-EMPLOYEE DIRECTORS

                  Section 13.01 Eligible Directors. Each director of the Company is eligible to participate in the Plan pursuant to this Article XIII unless such director is an employee of the Company or Affiliate. An eligible director is herein referred to as a "non-employee Director." A Non-employee Director shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Non-employee Director. Subject to the provisions of this Article XIII, each such Non-employee Director will continue to be eligible to participate in the Plan so long as he or she remains a Non-employee Director.

                  Section 13.02 Election to Participate. A Non-employee Director may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes the Company to deduct for the purchase of Stock hereunder all or a portion of the Director Compensation (as defined below) that such Non-employee Director is entitled to receive for the period beginning with the first day in that Purchase Period and continuing until the Non-employee Director withdraws from the Plan or ceases to be eligible to participate in the Plan.) "Director Compensation" shall mean all amounts which the director would be entitled to receive for serving as a director in the relevant Purchase Period, including fees for attendance at meetings of the Board of Directors or any committee of the Board of Directors or for any other services as a director of the Company.

                  Section 13.03. Deduction from Director Compensation. The form described in Section 13.02 will permit a Non-employee Director to elect deductions of any whole dollar amount or whole percentage of Director Compensation to be used to purchase Stock hereunder. Director Compensation will be credited to the Non-employee Director's Stock Purchase Account on each day that Director Compensation would otherwise be paid to such Non-employee Director, subject to Section 3.04.

                  Section 13.04 Interest. No interest will be paid upon deductions from Director Compensation or on any amount credited to, or on deposit in, a Non-employee Director's Stock Purchase Account.

                  Section 13.05 No Additional Contributions. A Non-employee Director may not make any payment into the Stock Purchase Account other than the deductions from Director Compensation made pursuant to the Plan.

                  Section 13.06 Purchase of Shares; Purchase Price.

                  (a) Each Non-employee Director will automatically purchase on the last day of the Purchase Period all of the largest number of whole shares of stock that can be purchased at the purchase price specified in Section 13.06(b) with the entire credit balance in the Non-employee Director's Stock Purchase Account, unless the Non-employee Director has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company (which elects to receive the entire credit balance in cash). Any amount remaining in a Non-employee Director's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Non-employee Director in cash within 30 days after the end of that Purchase Period.

                  (b) The purchase price for Non-employee Directors for any Purchase Period shall be the lower of (i) 85% of the Fair Market Value of the Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                  Section 13.07 Voluntary Withdrawal. A Non-employee Director may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease having deductions made from Director Compensation by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Non-employee Director's Stock Purchase Account will be paid to the Non-employee Director in cash within 30 days. A Non-employee Director who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period.

                  Section 13.08 Death. Upon the death of a Non-employee Director, no further amounts shall be credited to the Non-employee Director's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Non-employee Director's death occurred and in accordance with Section 13.06, the entire credit balance in such Non-employee Director's Stock Purchase Account will be used to purchase Stock. Each Non-employee Director, however, may designate one or more beneficiaries who, upon death, are to receive the stock and any amount that otherwise would have been distributed or paid to the Non-employee Director's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Non-employee Director in writing and filed with the Company during the Non-employee Director's lifetime. Unless the Non-employee Director has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Non-employee Director but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

                  Section 13.10 Termination as a Director. Participation in the Plan will cease on the date the Non-employee Director ceases to be eligible to participate in the Plan pursuant to Section 13.01. In such event, on the last business day of the Purchase Period during which such Non-employee Director ceased to be eligible under Section 13.01 and in accordance with Section 13.06 the entire credit balance in such Non-employee Director's Stock Purchase Account will be used to purchase Stock.

                  Section 13.11 Nontransferable Right to Purchase. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in
Section 13.08 and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

                  Section 13.12 Nontransferable Account. Except as provided in
Section 13.08 the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                  Section 13.13 Stock Certificates. All matters pertaining to the issuance and delivery of and the Non-employee Director's interest in the Stock purchased pursuant to this Plan and the certificates representing such Stock shall be governed by Article VIII.

                  Section 13.14 Tax Matters. This Article XIII is not subject to
Section 423 of the Code or any other provision of the Plan which refers to, or is based upon, such section. For tax purposes, this Article XIII shall be treated as separate and apart from the balance of the Plan.